UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2010

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of Amendment No. 1 to Employee Stock Purchase Plan

On June 24, 2010, the Board of Directors of Perceptron, Inc. (the “Company”) approved by consent resolution Amendment No. 1 to the Company’s Employee Stock Purchase Plan, as amended and restated as of October 22, 2004 (the “Employee Stock Purchase Plan”).

The technical amendments to the Employee Stock Purchase Plan included a revised definition of eligible employee participants, a revised provision related to the return of withheld funds to employees who are terminated, take an unpaid leave or are laid off, and the inclusion of a new section related to foreign law restrictions which may impact the Employee Stock Purchase Plan.

Amendment No. 1 to the Employee Stock Purchase Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Twelfth Amendment to the Credit Agreement

On June 28, 2010, the Company and Comerica Bank, entered into the Twelfth Amendment to the Credit Agreement (as amended, the “Credit Agreement”).  The Credit Agreement was entered into on October 24, 2002, and was amended by the following: (i) First Amendment dated as of May 20, 2003; (ii) Second Amendment dated as of November 10, 2003; (iii) Third Amendment dated as of August 23, 2004; (iv) Fourth Amendment dated as of December 29, 2004; (v) Fifth Amendment dated as of October 19, 2005; (vi) Sixth Amendment dated as of November 6, 2006; (vii) Seventh Amendment dated as of November 20, 2006; (viii) Eighth Amendment dated as of December 20, 2007; (ix) Ninth Amendment dated as of May 12, 2008; (x) Tenth Amendment dated as of October 23, 2008; (xi) Eleventh Amendment dated as of October 30, 2009; and (xii) Twelfth Amendment dated as of June 28, 2010.

The Twelfth Amendment permits the issuance of standby and commercial trade letters of credit in aggregate undrawn amounts not to exceed Four Million Dollars ($4,000,000) at any one time outstanding; provided that the sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve and Foreign Exchange Reserve does not exceed Six Million Dollars ($6,000,000) at any one time.  All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification.  The foregoing is qualified in its entirety by reference to the Twelfth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On July 2, 2010, the Company entered into a Severance Agreement with Richard Price, Vice President - Commercial Products Business Unit.  The Severance Agreement between the Company and Mr. Price provides for, among other things, the payment of an amount of severance equal to six months of his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had they been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health and welfare benefits for six months.

Severance is payable to Mr. Price only if he is terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreement).

In the event of a change in control (as defined in the Severance Agreement), and if within certain time periods set forth in the Severance Agreement, Mr. Price is terminated by the Company for any reason other than death, disability or cause, or he resigns for good reason (as defined in the Severance Agreement), Mr. Price will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health and welfare benefits for one year and continued coverage under director and officer liability insurance policies.

Attached hereto and incorporated by reference as Exhibit 10.3 is the Severance Agreement relating to Mr. Price. The foregoing description summarizes certain provisions of the Severance Agreement and is qualified in its entirety by reference to the actual terms and conditions in the attached document which are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Perceptron, Inc. Employee Stock Purchase Plan, as amended and restated as of October 22, 2004.

10.2	Twelfth Amendment to Credit Agreement, dated October 24, 2002 between Perceptron, Inc. and Comerica Bank

10.3	Severance Agreement dated July 2, 2010 between Perceptron, Inc. and Richard Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: July 2, 2010	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1 to Perceptron, Inc. Employee Stock Purchase Plan, as amended and restated as of October 22, 2004.

10.2	Twelfth Amendment to Credit Agreement, dated October 24, 2002 between Perceptron, Inc. and Comerica Bank

10.3	Severance Agreement dated July 2, 2010 between Perceptron, Inc. and Richard Price.